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                                                                      EXHIBIT 99


                                                                       CONTACTS:
                                                                     Scott Allen
                                                                             AMD
                                                                PUBLIC RELATIONS
                                                                  (408) 749-3311

                                                                    KEN PHILLIPS
                                                                        MOTOROLA
                                                                PUBLIC RELATIONS
                                                                  (602) 952-3852



                 AMD AND MOTOROLA ANNOUNCE PLANS FOR STRATEGIC
                              TECHNOLOGY ALLIANCE

           -Companies Intend To Cross-License Patents and Collaborate on Process Technology Development for Logic and Embedded Flash-


     SUNNYVALE, CA--July 20, 1998--Motorola's Semiconductor Products Sector (NYSE: MOT) and Advanced Micro Devices (NYSE: AMD) today announced plans for a far-reaching strategic alliance that includes a patent cross-license agreement and collaborative development of common process technology platforms for microprocessors and embedded flash memory.

     Under the terms of the planned seven-year agreement, Motorola will license its current copper interconnect technology and High Performance Logic Process (HiPerMOS) to AMD. The companies will collaborate on the development of future logic process technology platforms featuring copper interconnects. These advanced process technology platforms will be used to build powerful microprocessors: PowerPC(TM) processors for Motorola and K86(TM) Microsoft Windows compatible processors for AMD. Microprocessors featuring clock speeds of one gigahertz and higher will require copper interconnect technology.

                                     -more-
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     In turn, AMD will license its flash-memory technology to Motorola, and the two companies will co-develop process technology for embedded flash. AMD is a leading supplier of low voltage, high density stand-alone flash devices; Motorola has demonstrated leadership in flash memory for embedded applications. Motorola expects the agreement to accelerate its embedded flash leadership and enhance its position as the world's number one supplier of embedded solutions. Motorola also will receive rights to use certain networking technology from AMD.

     The collaborative development of process technologies will be undertaken through jointly staffed programs in Austin, TX and Sunnyvale, CA. AMD and Motorola believe the benefits will include improved time-to-market across multiple product lines and substantially increased leverage on research and development spending. Both companies expect to begin incorporating the initial results of this combined technology development in their respective manufacturing operations next year.

     "Process technology is the driving force that propels semiconductor industry growth," said W.J. Sanders III, AMD's chairman and chief executive officer. "Cutting-edge process technology is essential for industry leadership. Using a jointly developed, common process technology platform will allow Motorola and AMD to manufacture the world's most powerful processors for our target markets.

     "Copper interconnect technology is necessary to continue to increase processor speed and performance and represents a key element in our 'Gigahertz 2000' goal," Sanders continued. "Our first co-developed logic technology, HiPerMOS 6L, will enable us to produce gigahertz AMD-K7(TM) microprocessors in our Dresden megafab in the year 2000. Collaborating with an industry leader such as Motorola will put AMD on equal footing with the best of the best in logic process technology and in the lead in embedded flash memory technology."

     "This alliance is critical to Motorola's recently announced initiative to quickly provide complete systems on chips," said Hector de J. Ruiz, Ph.D., president of Motorola's Semiconductor Products Sector. "AMD provides an intellectual property (IP) portfolio, particularly in networking solutions, that complements Motorola's own DigitalDNA(TM) embedded solutions. Motorola will leverage its own IP and access to IP from other companies such as AMD to enable the best possible system-level design for customers.

                                     -more-
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     "System-level design incorporates software and hardware technology, methodology and industry-based reuse standards to combine blocks of IP onto a single chip or substrate," Ruiz continued. "This offers developers flexibility, performance, cost and time-to-market benefits. AMD's expertise in flash memory and networking will enable us to provide enhanced solutions for our customers across the consumer, networking and computing, transportation and wireless communications industries."

ABOUT PROCESS TECHNOLOGY, COPPER, FLASH

     Process technology, essentially a recipe for fabricating semiconductors, refers to the systematic linkage of methods, materials and equipment used in wafer fabrication plants to produce microchips such as microprocessors, embedded microprocessors and microcontrollers, and memory devices. Copper interconnect is the next-generation development in chip manufacturing that replaces aluminum and other metals, enabling manufacturers to produce higher speed devices with smaller feature sizes than currently available. Flash memory, a type of non-volatile memory that retains data when power is turned off, allows greater flexibility in programming or reprogramming applications, and faster development of customized products.

ABOUT MOTOROLA

     As the world's number one producer of embedded processors, Motorola's Semiconductor Products Sector offers multiple DigitalDNA solutions which enable its customers in the consumer, networking and computing, transportation, and wireless communications markets, to create new business opportunities. Motorola's semiconductor sales were US$8 billion in 1997.

     In the global marketplace, Motorola is also one of the leading providers of wireless communications, advanced electronic systems, components and services. Major equipment businesses include cellular telephone, two-way radio, paging and data communications, personal communications, automotive, defense and space electronics and computers. Corporate sales in 1997 were US$29.8 billion.

                                     -more-
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ABOUT AMD

     AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets. AMD produces AMD-K6(R)and other processors, flash memories, programmable logic devices, and products for communications and networking applications. Headquartered in Sunnyvale, California, AMD had revenues of
US$2.4 billion in 1997.

                                      ###

CAUTIONARY STATEMENT

     This news release contains forward-looking statements regarding Motorola's flash technology and AMD's microprocessors that involve risks and uncertainties that could cause actual results to differ materially from current plans and expectations. These risks include the ability of Motorola to accelerate and enhance market position; each company's ability to improve time-to-market of its products and achieve positive affects on expenses; whether AMD will successfully commence manufacturing in Dresden as currently scheduled; timely development and introduction of the combined technology and new products using the new technology and market acceptance of new products; the ability to produce higher performance processors; AMD's ability to enhance its market position in logic process technology and embedded flash memory technology; Motorola's ability to quickly provide complete systems on chips; whether the technology alliance between Motorola and AMD will result in the expected benefits and be successful; the effect of changing worldwide economic conditions; and such risks and uncertainties detailed from time to time in each company's SEC reports.


POWERPC IS A TRADEMARK OF IBM
DIGITALDNA IS A TRADEMARK OF MOTOROLA
K86 AND AMD-K7 ARE TRADEMARKS OF ADVANCED MICRO DEVICES, INC.
AMD-K6, AMD, the AMD logo and combinations thereof are registered trademarks of Advanced Micro Devices, Inc.
Microsoft and Windows are registered trademarks of Microsoft Corp.


EDITOR'S NOTE: A tape recorded playback is available in the U.S. via 1-800-633-8284 and via 303-248-1201 (U.S.) beginning at 1:00 p.m. U.S. Pacific Daylight Time. The recording will remain available until Thursday, July 23.